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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

OWENS REALTY MORTGAGE, INC.
(Name of Registrant as Specified in Its Charter)
HOVDE CAPITAL ADVISORS LLC
HOVDE CAPITAL LTD
FINANCIAL INSTITUTIONS PARTNERS III LP
OPAL ADVISORS LLC
OPAL CAPITAL PARTNERS LP
ERIC D. HOVDE
STEVEN D. HOVDE
JAMES P. HUA
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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June 25, 2018

Dear Fellow Owens Realty Mortgage Stockholders:

Are you aware that over the last 10 years, Owens Financial Group, Inc., the external manager to ORM, has collected over $45.7 million in fees from the Company, plus another $4.4 million in expense reimbursements, while we as stockholders (and formerly Owens Mortgage Investment Fund investors) have only made $6.1 million? Further, ORM's return on equity over the last 12 months has only been 4.18%, far below industry averages, during a booming real estate market (as of Q1 2018).

Hovde Capital Advisors LLC and the other participants in this solicitation are, like you, long-time stockholders of Owens Realty Mortgage, Inc. and are seeking the election of two (2) director nominees. Like you, we are frustrated with the poor performance of the Company and the current Board of Directors who we believe have let the external manager, Owens Financial Group, Inc., financially mismanage the Company at the expense of us, the stockholders. The time is now to change the Company's board so that ORM's investors have a profitable future with ORM.

We are seeking to elect directors to the Board who, like yourselves, are stockholders and have a vested interest in seeing the Company properly representing stockholder interests. Conflicts of interest between OFG and the Company have resulted in severe underperformance for investors compared to both industry peers and the broader market, all while the Manager has profited significantly. These conflicts between management and the stockholder base exist because two of the company's five board members (40%) are insiders (and also significant stakeholders in the external manager), which we find to be completely unacceptable for all ORM stockholders.

We are seeking your support for the election of our two (2) nominees at the Company's annual meeting of stockholders scheduled to be held on Monday, July 16, 2018, at 10:00 a.m. Pacific Standard Time, at the Walnut Creek Marriott at 2355 N. Main Street, Walnut Creek, California 94596 (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the "Annual Meeting").

We have been patient stockholders of the Company but have had enough of the poor performance and have decided to take action on behalf of you and all stockholders. Overall, the Company has far underperformed its peer group and broader markets on multiple levels, including total return, price change and dividend yield, which we have displayed in the attached Proxy Statement.

WE URGE YOU TO CAREFULLY CONSIDER THE INFORMATION CONTAINED IN THE ATTACHED PROXY STATEMENT AND THEN SUPPORT OUR EFFORTS BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD TODAY.

Hovde Building    •    122 W. Washington Ave, Suite 350     •    Madison, Wisconsin 53703

To display the lack of representation by the current Board, it took the Board nearly five years to amend a lopsided agreement between ORM and the Manager, in which OFG's collected fees (management fee, origination fees, late fees and extension fees) that have left stockholders with little to no return generated by ORM's lending business. We believe the amended agreement still does not properly align the Manager and the Board with ORM stockholders. We believe that neither the original management agreement nor the amended version is designed to motivate Management to act in the best interest of ORM stockholders and the minor concessions recently made are merely a smokescreen for the Manager to continue acting in its own best interest at the expense of ORM stockholders. The revised agreement incentivizes the Manager to continue originating loans that are not profitable to stockholders, because that course of action is the driver behind the fees the Manager collects from the Company and its borrowers. This leaves ORM stockholders with the credit risk and interest rate risk of a subpar loan portfolio without the 9% dividend yield that is common for other mortgage REITs. Our goal is to ensure that qualified directors are elected who will take corrective steps to make sure ORM has a rational capital allocation policy and negotiates contracts at arm's length while ensuring that the Company operates in the best interest of stockholder.

We believe that the Board has set the Company on a course that, as credit quality starts to erode and interest rates continue to rise, will destroy significant stockholder value. This course is similar to that of OMIF, ORM's preceding private REIT, which in the last economic downturn suffered significant losses on its loan portfolio, which resulted in OMIF foreclosing on many assets underlying these loans. If you review ORM's public filings, they disclose that ORM's current real estate portfolio was a biproduct of its borrowers defaulting and the Company foreclosing on their real estate loans.

As explained in the attached Proxy Statement, our slate of director nominees collectively possesses decades of experience serving as executives, directors and operators of, as well as investors in, the lending and commercial real estate industries. Our nominees are prepared to work with their fellow Board members, if elected, to ensure that the Company's business model and course of action are both sustainable and accretive to stockholder value.

We firmly believe that there is significant value to be realized at ORM, if managed and run properly. We are confident that our nominees are the right candidates to unlock and create stockholder value, which should ultimately lead to higher total returns for stockholders through cash distributions and a higher stock price.

We are therefore seeking your support at the upcoming Annual Meeting, to be held on Monday, July 16, 2018, at 10:00 a.m. Pacific Standard Time at the Walnut Creek Marriott at 2355 N. Main Street, Walnut Creek, California 94596 to elect two (2) Class II directors, Steven D. Hovde and James P. Hua to the Board of Directors to represent the interest of all ORM stockholders.

The Company has set the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting as of May 31, 2018 (the "Record Date"). Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 8,888,620 shares of common stock, par value $0.01 per share, outstanding according to the Company's definitive proxy statement filed with the Securities and Exchange Commission on June 8, 2018. As of June 8, 2018, the Shareholder Group beneficially owned, and had the power to vote, 434,172 of Common Stock in the aggregate, representing approximately 4.9% of the outstanding shares of Common Stock of the Company as further described in the Proxy Statement. We intend to vote in favor of the Proposals with respect to such shares of Common Stock over which we have the power to vote.

For the reasons set forth in the attached Proxy Statement, we believe changes to the composition of the Board are necessary to ensure that the Company is being run in a manner consistent with the best interests of the Company's stockholders.

The attached Proxy Statement and enclosed GOLD proxy card are first being mailed or given to the Company's stockholders on or about June 25, 2018.

If you have already voted using the Company's WHITE proxy card, you have every right to change your vote by signing, dating and returning the enclosed GOLD proxy card in the enclosed pre-paid envelope or by voting in person at the Annual Meeting. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under the Revocation of Proxies section.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, InvestorCom toll free at (877) 972-0090 or email at info@investor-com.com.

Thank you for your support.

Hovde Capital Advisors, LLC on behalf of the Shareholder Group

 2018 ANNUAL MEETING OF STOCKHOLDERS
OF
OWENS REALTY MORTGAGE, INC.

PROXY STATEMENT
OF
HOVDE CAPITAL ADVISORS LLC AND FINANCIAL INSTITUTIONS PARTNERS III LP

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

              Hovde Capital Advisors LLC ("Hovde Capital Advisors LLC"), Hovde Capital Ltd. ("Hovde Capital Ltd."), Financial Institutions Partners III LP ("FIP III LP"), Opal Advisors LLC ("Opal Advisors LLC"), Opal Capital Partners LP ("Opal Capital Partners LP"), Steven D. Hovde, James P. Hua, and Eric D. Hovde (collectively, the "Shareholder Group" or "we") are significant stockholders of Owens Realty Mortgage, Inc., a Maryland corporation ("ORM" or the "Company"), who collectively beneficially own in the aggregate approximately 4.9% of the outstanding shares of common stock, $0.01 par value per share (the "Common Stock"), of the Company.

              We are seeking to elect a slate of nominees to the Company's Board of Directors (the "Board") because we believe change in the boardroom is required to stop the Board and Management from further destroying stockholder value. We have nominated a slate of highly qualified and capable candidates with relevant backgrounds and industry experience who we believe, if elected, will bring the talented leadership and responsible oversight necessary to implement a successful turnaround of ORM. We are seeking your support at the annual meeting of stockholders scheduled to be held on Monday, July 16, 2018, at 10:00 a.m. Pacific Standard Time at the Walnut Creek Marriott at 2355 N. Main Street, Walnut Creek, California 94596 (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the "Annual Meeting"), for the following:

  1.
  To elect the Shareholder Group's two (2) Class II Director nominees, Steven D. Hovde and James P. Hua (each a "Nominee" and collectively, the "Nominees"), to serve until the 2021 annual meeting of stockholders and until their respective successors are duly elected and qualified;

  2.
  To ratify the appointment of Crowe Horwath LLP as the Company's independent registered public accounting firm for the year ending December 31, 2018; and

  3.
  To transact such other business as may properly come before the Annual Meeting.

              The participants in this solicitation intend to vote their shares (the "Shareholder Group Shares") FOR the election of the Nominees and FOR the ratification of the appointment of Crowe Horwarth LLP as the Company's independent registered public accounting firm for the year ending December 31,2018. Stockholders should understand, that all shares of Common Stock represented by the enclosed GOLD proxy card will be voted at the Annual Meeting as marked.

              The Company has set the close of business on May 31, 2018 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). The mailing address of the principal executive offices of the Company is 2221 Olympic Boulevard, Walnut Creek, California 94595. Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. According to the Company, as of the Record Date, there were approximately 8,888,620 shares of Common Stock outstanding, each of which is entitled to one vote. No shares have cumulative voting rights.

              This Proxy Statement and the enclosed GOLD proxy card are first being mailed to stockholders on or about June 25, 2018.

              THIS SOLICITATION IS BEING MADE BY THE SHAREHOLDER GROUP AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY. WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS SET FORTH IN THIS PROXY STATEMENT. SHOULD OTHER MATTERS, WHICH THE SHAREHOLDER GROUP IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GOLD PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

              THE SHAREHOLDER GROUP URGES YOU TO SIGN, DATE AND RETURN THE GOLD PROXY CARD IN FAVOR OF THE ELECTION OF THE NOMINEES.

              IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD OR BY VOTING IN PERSON AT THE ANNUAL MEETING. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting—
This Proxy Statement and our GOLD proxy card are available at
www.FixORM.com

REASONS FOR PROXY SOLICITATION

WHO ARE WE AND WHY ARE WE PURSUING DIRECTOR NOMINATIONS

We are long-term stockholders of ORM who believe the Company is being mismanaged by Owens Financial Group, Inc., a California corporation (the "Manager", "Management" or "OFG"). We believe OFG is destroying stockholder value and enriching themselves in the process. Despite numerous dialogues with Management and the Board, the Board has failed to change the direction of the Company and instead continues to operate with clear conflicts of interest between Management and stockholders. Further, we believe the independent directors ("Dennis Schmal", "Gary Wallace" and "James Kessler" or collectively the "Independent Directors") have failed to hold Bill Owens and Bryan Draper accountable to stockholders. Instead, we believe Bill Owens and Bryan Draper manage the organization in order to enrich themselves through a one-sided and uneconomic management agreement that strips us as stockholders of almost all return, while leaving us with all of the credit and interest rate risk related to the Company's business model.

After nearly five years of deliberation, consulting fees and legal expenses, the Board finally revised the management agreement in 2018, but failed to adequately address the conflicts of interest inherent in the management agreement and the Company's business model. We believe it is absolutely necessary to replace two directors on the Board to ensure stockholders are fairly represented by truly independent directors with significant equity investments in the Company so that Management can be held accountable for generating returns for stockholders.

FINANCIAL AND GOVERNANCE REASONS TO CHANGE THE BOARD OF ORM
•
A one-sided management agreement that leaves OFG reaping all the rewards while ORM takes all of the credit risk. As we have stated above, the external Manager has received over $50 million in fees and reimbursements over the last ten years, while ORM stockholders have received little to no return in comparison. The management agreement allows the external Manager, not only to receive the clear majority of the origination fees, but also rewards them for originating poorly performing loans through extension and late fees.

•
Two of ORM's five board members (40%) are insiders and the same two are executives and owners of the external Manager. If elected, one of our Nominees would replace a Company insider.

•
This is the same Manager and Management team (Bill Owens, Bryan Draper and Bill Dutra) that led OMIF into significant losses and foreclosures on its loan book during the last economic downturn (see ORM S-4 Registration Statement, October 2012), resulting in the creation of ORM out of necessity. We believe this same Management team is setting the Company on the same course that is destined to result in more devastating losses to the loan portfolio.

•
We question the viability of the business model based on the risk that the origination of these loans creates for stockholders, while the Company cannot even cover its cash dividend with its core operating income (based on a $0.20 per share dividend and 8,888,620 shares outstanding, compared to each of last four quarter's operating income), when comparing the current dividend to each of the Company's last five quarters.

•
As evidenced in our below stock charts, the Company is only generating a subpar dividend yield (compared to its ISS peer group) during a very positive point in the economic cycle, which as history demonstrates, will not last forever. All stockholders should be concerned about what will occur when the economic cycle and real estate markets deteriorate given the Company's past performance and its current positioning.

•
For most of ORM's lifetime as a public company, the stock has traded at significant discounts to book value, and as evidenced in the below stock charts, remains well below its peer group and relevant REIT index. The Company's current reported book value per share is $22.04 and the Company's stock has traded between $13.71 and $18.72 in the past 52-week window.

•
Management has been questioned by stockholders on its public earnings calls for two years regarding ORM's business model and an analysis of its core lending business and projected yield. Management has failed to provide basic answers and assumptions to this simple request.

•
Despite stating that gender diversity is a large focus for Management and the Board, and has been discussed since August of 2017, the Company did not nominate a female director in their proxy nor has the Company ever had a female director on either the Board of the Company or Manager. It shows the character of the existing Management and Board that they would try to paint the picture that the Shareholder Group is anti-gender diversity when Management and the Board is in fact using a serious issue as a prop to position themselves.

COMPANY STOCK PERFORMANCE FOR CORRESPONDING FISCAL YEAR (2017)

The companies listed are ORM, its five peer group companies selected by Institutional Shareholder Services (Ellington Residential Mortgage REIT, Cherry Hill Mortgage Investment Corporation, Orchid Island Capital, Inc., Manhattan Bridge Capital, Inc., Dynex Capital, Inc.), and the SNL U.S. Finance REIT Index (in which ORM is included).

WHAT WE HOPE TO ACHIEVE WITH BOARD SEATS

By obtaining two Board seats our primary goals will be to:

1.
Restructure the management contract between ORM and the Manager to hold Management accountable for creating stockholder value and ensuring this management contract is negotiated at an arm's length.
2.
Review the Company's business model, lending strategy and existing loan portfolio to ensure OFG's underwriting practices avoid the problems faced by OMIF during the previous financial crisis.
3.
Institute a capital allocation policy and framework that outlines when proceeds from real estate sales or loan payoffs will be used to repurchase discounted common shares of ORM.

We believe the priorities mentioned above will have the greatest impact on the Company value, which will ultimately improve stockholder returns through dividend payouts and a higher stock price.

WHY YOUR SUPPORT BENEFITS ALL STOCKHOLDERS

Our directors plan to focus on the three primary goals above which would address the key issues the current Board has failed to address – restructuring the management agreement, reviewing the Company's business model and reforming the Company's capital allocation policy.

Restructuring the management contract would better align OFG's interests with ORM's stockholders. As mentioned earlier, the existing Board has taken nearly five years to contractually amend what was previously, and remains still, an unfavorable contract with OFG. We believe it is possible to review the Company's loan portfolio and find ways reduce exposure and mitigate the embedded risks of the portfolio (such as properly reserving for expected loan losses), as well as better align the Manager with the Company through a pay-for-performance compensation structure. These actions would help reduce the gap between the Company's stock price and reported book value.

Lastly, bulk share repurchases, at a discount to net book value, would be accretive to stockholder value and increase returns for all stockholders. The simple reinvestment of cash flows from real estate sales and loan payoffs into share repurchases could generate returns upwards of 33% for common stockholders (net book value is reported as $22.04), therefore repurchasing shares at any price below $16.50 creates a return for stockholders of 33% or greater. The question is: Why make new loans and further increase the Company's credit exposure, instead of repurchasing the Company's stock at a discount, which would be extremely accretive to book value and generate a greater return than making a loan? We believe the Company's true reason is that doing so would reduce the outstanding capital of the Company, which the management fee is calculated from. Therefore, the third-party manager, OFG, which Bill Owens and Bryan Draper collectively control (according to Company public filings), would generate a lower management fee. Therefore, Management continues to rebuff our suggestion to repurchase common stock in bulk until a better use of capital presents itself. Instead, Management reinvests in unprofitable and risky loans, which we outline later in this Proxy Statement.

WHY THE MANAGER'S INTERESTS ARE NOT ALIGNED WITH STOCKHOLDERS

ORM is externally managed and advised by OFG. Based on the management agreement, the Manager receives monthly fees based on 1.50% of the Company's equity and 70% of all fees such as origination, acquisition, extension and late fees. The Manager collects these fees without taking any credit risk associated with originating loans, which is assumed by ORM and its stockholders. Basically, OFG is paid for the origination of loans, extension of loans that have gone past maturity, and also collects late fees on nonperforming loans. Prior to the new management agreement, the Manager was compensated based on the outstanding balance of the loan portfolio (2.75% of unpaid principal balance and a 0.25% servicing fee, totaling 3.00%) as well as received all fee income generated from the origination and disposition of assets and loans. The revised agreement is the Board's attempt to "realign" the Manager's interests with those of stockholders, which it fails miserably to do in our opinion. The prior and current management agreements create clear conflicts of interest between the Manager and the stockholders. The Manager is incentivized to produce as many loans as possible, regardless of the quality and credit risk of the loans being originated and the broader economic environment.

These diverging interests and clear conflicts have resulted in exceptionally poor performance for stockholders of the Company, while insiders have benefited enormously. The results speak for themselves. Over the last two years, the one and two-year total returns for ORM have been -9.07% and -3.97%, respectively, while the SNL U.S. Finance REIT index returned 0.55% and 32.33%, respectively (as of 5/3/18; ORM is an index component). Management has not only failed to create value over the last two years, but destroyed value in the last economic cycle by making risky and poorly structured real estate loans. Over the last 10 years, from 2008 through fiscal year 2017, ORM (and its private predecessor, OMIF) has only generated total Net Income of $6.1 million, producing an average 0.43% Return on Equity. During this same 10-year period, the Manager has collected $45.7 million in fees and an additional $4.4 million in expense reimbursements. We do not believe it is even remotely fair for a company's management team to generate over eight times more than the company's investors.

GENDER DIVERSITY IS A SERIOUS ISSUE AND SHOULD NOT BE USED BY MANAGEMENT TO PROTECT THE COMPANY'S SELF INTERESTS

The Company, in its recently filed proxy statement, stated that in August 2017, the Company began contemplating potential corporate governance changes, namely increasing gender diversity on the Board. To be factual, nothing was publicly announced regarding gender diversity until the Shareholder Group made its nomination intentions clear and negotiations between the Shareholder Group and the Company were already underway. Management claims that Mr. Hovde specifically dismissed the idea of having a female director on the Company's Board but this is merely a distraction to try and draw attention away from the glaring issues discussed in this Proxy Statement.

Mr. Hovde and the Shareholder Group rejected the Company's proposal, in its entirety, because it failed to address any of the key issues plaguing the Company that have been repeatedly raised by frustrated stockholders. The proposal did not address the lack of stockholder representation in the board room, it did not make any commitment to share repurchases and closing the gap between the Company's stock price and its reported book value, and it did not address the Company's lending practice and inherent risks embedded in the Company's balance sheet through the origination of loans to risky borrowers. The proposal also contained many onerous requirements regarding the Shareholder Group's rights, including restrictions related to future actions. The Company also attempts to paint a picture that they offered Mr. Hovde the ability to select a female director to be elected to the Board, however, Management only offered the ability to provide his input regarding a handful of candidates chosen by Management and the Board. This would have undoubtedly led to another director on the Board whose sole purpose in being there would be to look out for the interests of the Manager and OFG rather than those of the neglected stockholders of ORM.

Mr. Hovde has stated publicly and privately on multiple occasions that he would welcome a female director on the Board and is willing to replace one of the Shareholder Group's Nominees with a female candidate of the Shareholder Group's choosing.

Further, despite Management and the Board stating that gender diversity is a large focus for Management and the Board and has been discussed since August of 2017, the Company did not nominate a female director, nor has the Company ever had a female director on either the Board of the Company or Manager. It shows the character of the existing Management and Board that they would try to paint the picture that the Shareholder Group is anti-gender diversity when Management and the Board is in fact using a serious issue as a prop to position themselves.

The Shareholder Group unequivocally believes in the importance of gender diversity and broader diversity at the executive level and in the boardroom.

WHY THE COMPANY'S NOMINATED DIRECTORS DO NOT REPRESENT YOUR BEST INTERESTS AS A STOCKHOLDER

BRYAN DRAPER SHOULD NOT BE REELECTED TO THE BOARD

Bryan Draper is the current CEO of Owens Realty Mortgage. He has also been an executive of OFG since 1987 and has a significant ownership stake in the company. As an OFG executive, we believe he was responsible for creating significant losses for OMIF stockholders during the last economic downturn. As a large stockholder in the external manager, Mr. Draper has been profiting from ORM while ORM stockholders have received disappointing returns. It is important to note, which the Company clearly laid out in its proxy statement, that he is not compensated by ORM or compensated in any way based on or related to the performance of the Company, or the value created for the Company's stockholders. Mr. Draper is compensated by the Manager, which collects its fees based on a percentage of the overall capitalization of the Company as well as through the origination, extension and late payment fees generated by ORM. We believe Mr. Draper, through his role at and economic interests in OFG is not managing the business affairs of ORM for the benefit of ORM stockholders. Mr. Draper, through the fees extracted by the Manager, is compensated based on the overall capitalization of the Company and for originating loans, regardless of their profitability or performance. The Manager is not penalized or held accountable for any negative loan or return performance. In fact, the opposite is true, as the Manager actually collects late fees and extension fees on underperforming assets. Although 30% of late fees are now shared with the Company, the Manager continues to receive fees for loans that become past due or are extended past their maturity date. To summarize, the Manager is paid to originate loans, the Manager is not responsible for any losses associated with these loans, the Manager than receives majority of the past due fees, extension fees and any other fees related to the management of the loan.

As we understand, under both the old and the new management fee structures, the Manager is paid more for loans that do not perform (i.e., delinquent or not paid off at the maturity date) over their lifespan than those that perform as agreed. Further, we believe the new agreement creates a disincentive for Management to use the Company's capital in the best interest of stockholders. We believe the management agreement incentivizes loan originations, regardless of the return to stockholders, and disincentivizes share repurchases, which currently generate at least a 33% return for stockholders based on the metrics outlined on page 6.

Separating the link between the entanglement of interests between the Board, OFG and management is essential to aligning stockholder interests. In the Company's proxy statement, they argue that electing our nominees would replace Mr. Draper's Board seat and eliminate the primary link between the Board and the Company. Based on the clear conflicts of interests outlined in this proxy, we believe this is the best course of action for you as stockholders.

JAMES KESSLER SHOULD NOT BE REELECTED TO THE BOARD

James Kessler has been an independent director of Owens Realty Mortgage since January 2013. Mr. Kessler has previously served in several executive roles at different real estate development companies which have generated underwhelming results for stockholders. Although Mr. Kessler has some degree of real estate experience, he does not have the lending, real estate or investment experience required for the Board of ORM. Further, Mr. Kessler has not stepped in over the last five years and instead allowed OFG and

Management to generate paltry returns for you as stockholders, while the Manager has profited handsomely. As one of three independent directors, it was Mr. Kessler's responsibility to represent you and hold both Management and the Board accountable. Instead, we believe he has not upheld his duty to represent you. The Shareholder Group believes that our Nominees are better qualified to serve on behalf of all of ORM because of their vast experience and ownership in the Company, which aligns them with stockholders. The Shareholder Group believes that as a director on the Board and a member of the Board's committees, James Kessler has not done enough to protect the interests of the stockholders of the Company.

WHY THE EXISTING INDEPENDENT DIRECTORS HAVE FAILED YOU

We believe the recent approval of the amended management agreement by the Board demonstrates that the Board, including the independent directors, are insufficiently sensitive or do not understand the conflicts of interest between the Manager and Mr. Draper, on the one hand, and the Company's stockholders on the other hand. The independent directors have not voiced their objections to what we believe is an uneconomic, one-sided agreement that misaligns interests, nor have they used their power in the boardroom or seats on the Company's committees to adequately represent the best interests of ORM's stockholders.

If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of Hovde's proxy materials, please contact InvestorCom at the phone numbers or email address listed below.

InvestorCom Shareholder Intelligence
65 Locust Avenue,
New Canaan, CT 06840

+ 1 (203) 972-9300 (Main)
+ 1 (877) 972-0090 (Toll-Free)

Email: info@investor-com.com
www.FixORM.com

 IMPORTANT

              Your vote is important, no matter how few shares of Common Stock you own. The Shareholder Group urges you to sign, date, and return the enclosed GOLD proxy card today to vote FOR the election of the Nominees and in accordance with the Shareholder Group's recommendations on the other proposals on the agenda for the Annual Meeting.

  •
  If your shares of Common Stock are registered in your own name, please sign and date the enclosed GOLD proxy card and return it to Hovde Capital, c/o InvestorCom Shareholder Intelligence ("InvestorCom"), in the enclosed postage-paid envelope today.

  •
  If your shares of Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a GOLD voting form, are being forwarded to you by your broker or bank. As a beneficial owner, if you wish to vote, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your shares of Common Stock on your behalf without your instructions.

  •
  Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting form.

              Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company. Even if you return the Company proxy card marked "withhold" as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us. Remember, you can vote for our two (2) Nominees only on our GOLD proxy card. So please make certain that the latest dated proxy card you return is the GOLD proxy card.

If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of the Shareholder Group's proxy materials, please contact InvestorCom at the phone numbers or email address listed below.

InvestorCom Shareholder Intelligence
65 Locust Avenue,
New Canaan, CT 06840
+ 1 (203) 972-9300 (Main)
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Email: info@investor-com.com
www.FixORM.com

BACKGROUND OF PROXY SOLICITATION

The following is a chronology of events leading up to this proxy solicitation:

•
James P. Hua and Opal Advisors LLC hold shares through Opal Capital Partners and client accounts, and collectively have been investors in ORM since its initial public offering ("IPO") on July 1, 2013. Steven D. Hovde, Eric D. Hovde and Hovde Capital Advisors LLC, through FIP III LP, have been investors in ORM since May 5, 2014.

•
On May 10, 2017, ORM hosted its Q1 2017 public earnings call, during which management was questioned by stockholders about why share buybacks were not occurring given the Company's stock trading at a significant discount to its reported book value. Management's response was that the outside Manager's compensation was currently being negotiated which resulted in a blackout period.

•
During the same call, Management was questioned about the economics for investors from originating loans after deducting borrowing costs, management fees and expenses. Management's answer was that the Board was reviewing their management agreement.

•
Another stockholder questioned Management regarding the duration of the evaluation process related to adjusting the Manager's fee to align it more consistently with the Company's peer group. Management's response was that the Compensation Committee was going through an evaluation process with FTI Consulting, Inc. ("FTI"), an outside consultant, and that the timeline was out of their hands.

•
On August 9, 2017, ORM hosted its Q2 2017 public earnings call, during which Management was questioned by a stockholder about their spending on outside consulting services (FTI) regarding the evaluation of the Manager's compensation. They declined disclosing the amount they spent but the Company's 10-K commented that it drove a 42% year-over-year increase in General & Administrative Expenses for the years ended 2016 to 2017 (per the Company's 2017 10-K), during an evaluation arising from stockholder concern about Manager compensation.

•
On November 9, 2017, ORM hosted its Q3 2017 public earnings call, during which Management was questioned by their largest stockholder at the time, Freestone Capital, about how they would rate themselves on year-to-date performance and Bryan Draper responded that he thought they had done a "very decent job." At that point, the Company's stock was down 8% in a significantly up market and the Manager's fees were greater than the Company's operating income.

•
During the same call, another long-time stockholder, James Hua, questioned Management about whether they had conducted an analysis of the returns from their lending business and what stockholders could expect as a bottom line return given a 7.5% coupon at origination and deduction of management fees, reimbursement expenses, and all other expenses. To answer this question, Bryan Draper said, "Well, James, I'm not sure I understand your question. You know us – we have – we have interest income. [Our sources of income are] interest income and income from real estate, real estate operations and real estate sales." James Hua elaborated on his question asking Bryan Draper specifically about the loan portfolio and lending yield. Mr. Draper said, "We'll have to get back to you on that, because we haven't analyzed that."

•
Later in this same conference call, another stockholder follows up on James Hua's question by stating that ORM's cost of capital is too high to be profitable and their lending practices are too risky and not in the best interest of stockholders. Mr. Draper responded by stating that ORM "is not out there doing risky deals."

•
In late December 2017, Management and the Board approved the December 29th repurchase of roughly 811,000 of the Company's shares of common stock at a price of $19.25 per share, a 20% premium to the stock's current trading value ($16.01 as of 12/29/2017) from Freestone Capital Management ("Freestone"). This share repurchase represented roughly 8% of the shares outstanding.

•
On January 12, 2018, the Shareholder Group delivered formal notice to the Company expressing its intent to nominate and solicit proxies in support of two Class II director candidates, Steven D. Hovde and James P. Hua.

•
On March 14, 2018, ORM hosted its Q4 2017 public earnings call and at the beginning of the call stated that Management would not comment on the Freestone share repurchase.

•
During this same call, when Management was questioned about ongoing share repurchases with the shares trading at a significant discount to book value after the Freestone transaction, Mr. Draper responded that there was not enough volume to buy back a significant number of shares and Dan Worley added that the Company is subject to 10b-18 volume rules (25% of 4-week trailing volume) so they could only buy back 2,000-3,000 shares per day.

•
Later in the same call, James Hua asked Management about the rising delinquency rates and extensions in the loan portfolio and whether this was concerning to Management. Bryan Draper stated that he considered the delinquencies to be "regular course of business" and that they were not concerned about extending loans.

•
Another stockholder asked the Company for additional details regarding its expected earnings yield for stockholders, and Bryan Draper stated that, "I cannot tell you what our model shows."

•
On February 13, 2018, Mr. Hovde and the Company (Bryan Draper and Dennis Schmal) discussed a range of topics including Mr. Hovde's numerous concerns regarding ORM's business and capital allocation strategy. Mr. Hovde stressed that the Company should repurchase shares on a much larger scale because it generates a much higher rate of return for stockholders than continuing to make risky loans. Mr. Hovde stated the Company should continue to use its liquidity appropriately (i.e. repurchasing shares) until the gap between the stock price and its reported book value had narrowed significantly.

•
On February 28, 2018, Mr. Hovde and Mr. Draper spoke by telephone to discuss Mr. Hovde's concerns about how specific REO assets were being managed. Further, they discussed coordinating schedules to conduct formal interviews for Steven Hovde and James Hua.

•
On March 13, 2018, Mr. Hovde spoke with Mr. Draper via telephone and again expressed his disapproval of the Company's business strategy. Mr. Hovde also pointed out to Mr. Draper that the repurchase of shares would generate a higher return for stockholders given the stock's discount to book value compared to a cash distribution that would effectively be a return of capital vs. a return on capital.

•
On March 16, 2018, the Company formally interviewed James Hua. Management and the Board, during their meeting with Mr. Hua, asked Mr. Hua to consider accepting a position on the Board for himself (and not Steven Hovde) if Mr. Hua were to separate himself from the Shareholder Group.

•
On March 30, 2018 and April 2, 2018, Steven Hovde met with Management and the Board to conduct his formal interviews.

•
On April 4, 2018, Mr. Hovde and Dennis Schmal had a conversation in which Mr. Schmal communicated the Company's settlement proposal to Mr. Hovde. Mr. Hovde's response to the offer was that he was underwhelmed by the settlement proposal because it did not address the fundamental issues plaguing the Company, which are a lack of stockholder representation in the board room and conflicts of interest between the Company and OFG. He did state that he would take some time to reflect on the proposal and share the offer with Steve Hovde and James Hua.

•
On April 6, 2018, Mr. Hovde and the Company's outside legal counsel had a conversation regarding the Company's settlement proposal. Mr. Hovde repeated that he found the offer underwhelming because it did not address the key issues driving underperformance; the Company's lack of stockholder representation in the boardroom, unaddressed conflicts of interest with the Manager, poor capital allocation decisions and questionable underlying business model.

•
On April 11, 2018 and April 18, 2018, Mr. Hovde and the Company's outside legal counsel spoke regarding the Company's settlement proposal and his counteroffer to the proposal. His counter offer was based on the Company conducting a Dutch tender offer within the range of $16.00 to $18.00 per share, from which all stockholders would benefit and would be accretive to book value.

•
On April 24, 2018, Mr. Hovde and the Company's outside legal counsel had a conversation in which Mr. Hovde officially rejected the company's settlement agreement on the grounds that the Company's proposed Board nominee, whether male or female, would still ultimately be chosen by Management, and would not address his explicit concerns regarding a lack of stockholder representation in the board room and mismanagement of the Company's resources.

•
On May 8, 2018, the Shareholder Group issued an open public letter to stockholders of ORM outlining their concerns with the management and direction of the Company.

•
On May 9, 2018, the Company issued a public response to the Shareholder Group's letter to ORM stockholders, disagreeing with the Shareholder Group's assertions and stating that, in settlement negotiations, the Shareholder Group was completely dismissive of the value of designating a female director as the Company continued to promote gender diversity on its board.

•
On May 10, 2018, the Shareholder Group issued a public response to the Company's release, reiterating the original letter's points, asserted that the Shareholder Group unequivocally welcomes gender diversity at the board and executive levels and urged the Company to replace one of its director nominees with a female candidate.

•
On May 10, 2018, the Company hosted its Q1 2018 public earnings call. Management was questioned on the analysis behind projecting lending profitability and Management said they and the Board were conducting an internal analysis on projected lending yields that they would make public upon completion after being a popular line of questioning on this earnings call and most of the preceding earnings calls.

•
Later in the same call, Management was questioned about their loan loss provisioning levels for the types of bridge loans in their portfolio and Management responded that it was typically around 1%.

•
Another stockholder asked Management about the viability of the Company's current lending model and if there was a point where the Company would stop making loans because they were unprofitable. Bryan Draper answered, stating, "...of course, at some point, we're not going to borrow money to make loans because it just wouldn't make sense."

•
Later in the call, another stockholder asked Management about why the Company had not been purchasing more stock or engaging in a Dutch tender. Management responded that it was not able to buy its stock in higher quantities than it already was and that a Dutch tender was too costly to consider.

•
On May 24, 2018, the Company filed its preliminary proxy statement.

•
On May 25, 2018, the Shareholder Group sent a private letter to the independent directors of ORM reiterating the Shareholder Groups' frustrations with the Company and its performance.

•
On June 8, 2018, the Company filed its definitive proxy statement.

WE BELIEVE THERE IS VALUE TO BE UNLOCKED

              If you are similar to us, you have likely been frustrated with your investment in ORM for a long time, perhaps even all the way back to its days as OMIF, before the Company was publicly traded. Over the years, both OMIF and ORM have performed poorly and we believe conflicts of interest between OFG and the Company are the primary driver behind the poor performance. However, the current share price of ORM offers an opportunity for new and existing investors to buy a stock at a significant discount to book value, and the proxy contest offers current investors a path to realizing this value by electing two directors that will properly represent stockholders in holding Management and the Manager accountable. To voice your frustrations and elect two directors that will unlock the value of your investment in ORM, VOTE FOR OUR NOMINEES. We want to see all the Company's stockholders benefit from unlocking the embedded value in ORM.

              We are extremely confident we have the two director Nominees that ORM's Board needs to deliver for stockholders because the Nominees are long-time stockholders themselves. They both have the experience required to help steer the Company in a positive direction and the financial incentive to do so.

              If elected, our Nominees are prepared to work with their fellow Board members to create a positive future for ORM and its stockholders.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

              The Company has disclosed that two (2) Class II director seats are up for election at the Annual Meeting. We are seeking your support at the Annual Meeting to elect our Nominees, Steven D. Hovde and James P. Hua, in opposition to the Company's two (2) director nominees. Your vote to elect the Nominees will have the legal effect of replacing two (2) incumbent directors with the Nominees. If elected, our

Nominees will represent a minority of the members of the Board. Accordingly, there can be no assurance that any actions or changes proposed by our Nominees will be adopted or supported by the full Board.

THE NOMINEES

              The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each of the Nominees. The nominations were made in a timely manner and in compliance with the applicable provisions of the Company's governing instruments. The specific experience, qualifications, attributes and skills that led us to conclude that the Nominees should serve as directors of the Company is set forth above in the section entitled "Reasons for Proxy Solicitation" and below. This information has been furnished to us by the Nominees. All of the Nominees are citizens of the United States of America.

              Steven D. Hovde, age 63, has served as CEO of Hovde Group, LLC (a completely unrelated company to Hovde Capital Advisors, LLC, a member of the Shareholder Group), an investment banking firm focused on mergers and acquisitions, capital raising, financial advisory, restructurings, investments and merchant banking, since 1988 and has been its Chairman since 2009. Mr. Hovde is responsible for managing its investment banking activities, the strategic development of mergers and acquisitions of bank and thrift institutions and its private equity activities. In this role, he has negotiated transactions in excess of several billion dollars in deal value and provides the firm's investment bankers with technical and strategic advice on client transactions. Mr. Hovde is also involved in the firm's capital markets business, including placements of equity and trust preferred securities and the conversion to stock form of mutual thrift institutions. In addition to being an investment banker, Mr. Hovde with his brother Eric Hovde, own a real estate development and investment company, Hovde Properties, located in Madison, WI. Hovde Properties holds a significant portfolio of various types of commercial real estate properties, including office, luxury high-rise residential apartments, low-rise residential apartments, fixed use retail and office and student housing, which are located throughout Wisconsin. Both Hovde's also own controlling or significant interests in several banks throughout the United States. These include Sunwest Bank, headquartered in Irvine, CA and Old Line Bancshares (NASDAQ: OLBK) in Maryland. As bankers, they see all the issues that management and board members of lenders wrestle with daily. Mr. Hovde is also on the board of directors of Republic Bank of Chicago (as well as its holding company) and Coastal Community Bank (as well as its holding company) in the Seattle area. He also serves as a trustee of several charitable foundations. Before co-founding Hovde Group in 1987, Mr. Hovde was Regional General Counsel and Vice President of Vantage Companies, a national commercial real estate development firm. Prior to that, Mr. Hovde served as an attorney with a 200-member law firm based in Chicago, Rudnick & Wolfe, which is today DLA Piper, specializing in real estate law. Prior to that, Mr. Hovde practiced accounting in Chicago as a Certified Public Accountant with one of the former "Big Eight" public accounting firms, Touche Ross LLP, which is today Deloitte & Touche LLP. Mr. Hovde graduated summa cum laude with a Bachelor of Business Administration, majoring in Accounting, from the School of Business at the University of Wisconsin, Madison. He also earned his law degree, cum laude, at Northwestern University.

              James P. Hua, age 35, has served as CEO, Portfolio Manager and founder of Opal Advisors, LLC ("Opal"), a value-oriented asset management company in Bellevue, WA, since June 2012 and also has served as Chief Investment Officer for Sheppard Wealth Management ("Sheppard"), a private investment firm, from January 2015 to June 2018. Prior to joining Opal and Sheppard, from 2011 to 2012, Mr. Hua served as Investment Analyst for Freestone Capital Management, LLC, a Seattle investment advisory company with, now, over $4.2 billion in assets. Prior to that, from 2009 to 2011, Mr. Hua served as an accountant and ended up as the Controller of Liberty Capital Partners, a private equity firm focusing on short-term bridge lending and distressed real estate investments.

Liberty's distressed real estate business involved buying distressed assets and repositioning for sale or holding for investment. Liberty's lending arm is today's premier Northwest hard money lender, originating over $200 million in hard money and bridge loans, Mr. Hua has also served as a member of the board of directors of Emergent Capital, Inc. (OTCQB: EMGC), a life settlements company, since July 2017 and he currently serves as Chair of its Audit Committee. Mr. Hua earned a Bachelor of Arts in Business Administration with a concentration in Accounting from the University of Washington. The Nominating Stockholder believes that Mr. Hua's investment management and finance expertise would make him a valuable addition to the Board.

              The Shareholder Group believes that Mr. Hovde's and Mr. Hua's vast real estate, investing, lending and corporate governance experience over several decades in the real estate, capital management and banking industries, along with their significant ownership stake in the Company, would not only make both Nominees extremely valuable and needed strategic voices in the boardroom, but also bring a currently nonexistent stockholder voice to the decision-making table.

              Mr. Steven Hovde's principal business address is c/o Hovde Group, LLC, 1629 Colonial Parkway, Inverness IL 60067. Mr. Hua's principal business address is c/o Opal Advisors, LLC, 40 Lake Bellevue Drive, Suite 245, Bellevue, WA 98005.

              As of the date hereof, Mr. Steven Hovde directly owns 5,515 shares of Common Stock of the Company and, by virtue of being the Trustee of The Brita Anne Hovde Trust (the "BAH Trust") and The Carlin Christine Tucker Trust (the "CCT Trust" and together with the BAH Trust, the "SH Trusts"), may be deemed the beneficial owner of the 11,352 shares of Common Stock owned by the BAH Trust and the 8,352 shares of Common Stock owned by the CCT Trust. For information regarding purchases and sales by the Nominees and the other members of the Shareholder Group in securities of the Company, please see Schedule I.

              As of the date hereof, Mr. Hua directly owns no shares of Common Stock of the Company. Mr. Hua, by virtue of his relationship with Opal, may be deemed the beneficial owner of the 88,555 shares of Common Stock beneficially owned by Opal Advisors. For information regarding purchases and sales by the Nominees and the other members of the Shareholder Group in securities of the Company, please see Schedule I.

              The shares of Common Stock purchased by Mr. Steven Hovde (including through the SH Trusts) were purchased with personal funds. The shares of Common Stock purchased by Opal were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business) in open market purchases, except as otherwise noted.

              Each of the Nominees, as a member of a "group" for the purposes of Section 13(d)(3) of the Exchange Act, may be deemed to beneficially own the shares of Common Stock owned in the aggregate by the members of the Shareholder Group.

              Mr. Steven Hovde is the brother of Eric D. Hovde, the CEO and sole member of Hovde Capital, Ltd, the general partner of Financial Institutions Partners III, LP., and CEO of Hovde Capital Advisors, LLC, the Manager of Financial Institutions Partners III, LP. Mr. Steven Hovde is a minority investor in Financial Institutions Partners III, LP.

              Other than as stated herein, there are no arrangements or understandings between the participants or any other person or persons pursuant to which the nomination of the Nominees described herein is to be made, other than the consent by each Nominee to be named in this Proxy Statement and to serve as a director of the Company if elected as such at the Annual Meeting. Other than as stated herein, none of the Nominees is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceeding.

              The Shareholder Group believes that each Nominee presently is, and if elected as a director of the Company would be, an "independent director" within the meaning of (i) applicable NYSE listing standards applicable to board composition, including Rule 303A.02, and (ii) Section 301 of the Sarbanes-Oxley Act of 2002.

              We do not expect that the Nominees will be unable to stand for election, but, in the event any Nominee is unable to serve, or for good cause will not serve, the shares of Common Stock represented by the enclosed GOLD proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Company's organizational documents and applicable law. In addition, we reserve the right to nominate substitute person(s) if the Company makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under the Company's organizational documents and applicable law. In any such case, shares of Common Stock represented by the enclosed GOLD proxy card will be voted for such substitute nominee(s). We reserve the right to nominate additional person(s), to the extent this is not prohibited under the Company's organizational documents and applicable law, if the Company increases the size of the Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting. Additional nominations made pursuant to the preceding sentence are without prejudice to the position of the Shareholder Group that any attempt to increase the size of the current Board or to reconstitute or reconfigure the classes on which the current directors serve constitutes an unlawful manipulation of the Company's corporate machinery. If we determine to add or substitute nominees, whether because the Company expands the size of the Board subsequent to the date of this Proxy Statement or for any other reason, we will file an amended proxy statement and proxy card that, as applicable, identifies the additional or substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes biographical and other information about such nominees required by the rules of the SEC.

WE URGE YOU TO VOTE FOR THE ELECTION OF THE NOMINEES ON THE ENCLOSED GOLD PROXY CARD.

 PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

              As discussed in further detail in the Company's proxy statement, the Audit Committee has appointed Crowe Horwath LLP as the Company's independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending December 31, 2018. The Company is submitting the appointment of Crowe Horwath LLP for ratification at the Annual Meeting.

              The Company has disclosed that if stockholders fail to ratify the selection, the Audit Committee would reconsider the appointment of Crowe Horwath LLP.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THIS PROPOSAL AND INTEND TO VOTE OUR SHARES "FOR" THIS PROPOSAL.

VOTING AND PROXY PROCEDURES

              Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Stockholders who sell their shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of Common Stock. Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares of Common Stock after the Record Date. Based on publicly available information, the Shareholder Group believes that the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the shares of Common Stock.

              Shares of Common Stock represented by properly executed GOLD proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Hovde Nominees and FOR the ratification of Crowe Horwath LLP as the Company's independent registered public accounting firm for the year ending December 31, 2018.

              According to the Company's proxy statement for the Annual Meeting, the current Board intends to nominate two (2) candidates for election at the Annual Meeting. This Proxy Statement is soliciting proxies to elect the Shareholder Group's Nominees, Steven D. Hovde and James P. Hua INSTEAD OF the Company's nominees. Stockholders should refer to the Company's proxy statement for the names, backgrounds, qualifications and other information concerning the Company's nominees.

              While we currently intend to vote all of the Shareholder Group Shares in favor of the election of the Nominees, we reserve the right to vote some or all of the Shareholder Group Shares for some or all of the Company's director nominees, as we see fit, in order to achieve a Board composition that we believe is in the best interest of all stockholders. We would only intend to vote some or all of the Shareholder Group Shares for one or both of the Company's director nominees in the event it were to become apparent to us, based on the projected voting results at such time, that by voting the Shareholder Group Shares we could help elect the Company nominee(s) that we believe are the most qualified to serve as directors and thus help achieve a Board composition that we believe is in the best interest of all stockholders. Stockholders should understand, however, that all shares of Common Stock represented by the enclosed GOLD proxy card will be voted at the Annual Meeting as marked.

              The Company stated in its proxy statement that the Board does not intend to bring other matters before the Annual Meeting except items incident to the conduct of the meeting. However, if any matter is properly brought before the meeting by the Board or others, it is the intention of the persons named as proxies in the accompanying proxy card, or their substitutes, to vote in accordance with their discretion on such matters.

QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING

              A quorum is the minimum number of shares of Common Stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting. For the Annual Meeting, the presence, in person or by proxy, of the holders of the outstanding shares of Common Stock entitled to cast a majority of all votes entitled to be cast as of the Record Date will be considered a quorum for the transaction of business.

              Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by "broker non-votes" also are counted as present and entitled to vote for purposes of determining a quorum. However, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a "broker non-vote"). Under applicable rules, your broker will not have discretionary authority to vote your shares at the Annual Meeting on any of the proposals.

              If you are a stockholder of record, you must deliver your vote by mail, attend the Annual Meeting in person and vote, vote by Internet or vote by telephone in order to be counted in the determination of a quorum.

              If you are a beneficial owner, your broker will vote your shares pursuant to your instructions, and those shares will count in the determination of a quorum. Brokers do not have discretionary authority to vote on any of the proposals at the Annual Meeting. Accordingly, unless you vote via proxy card or provide instructions to your broker, your shares of Common Stock will count for purposes of attaining a quorum, but will not be voted on the proposals.

VOTES REQUIRED FOR APPROVAL

              Election of Directors — The Company has adopted a majority vote standard for non-contested director elections and a plurality vote standard for contested director elections. As a result of our nomination of the Nominees, the director election at the Annual Meeting is considered contested. The two (2) individuals nominated for election to the Board at the Annual Meeting who receive the largest number of properly cast "FOR" votes (among votes properly cast in person or by proxy) will be elected as directors. In director elections, stockholders may either vote "FOR" or withhold voting authority with respect to director nominees. Shares of Common Stock voting "withhold" are counted for purposes of determining a quorum. However, if you withhold authority to vote with respect to the election of either or both of the two nominees, your shares of Common Stock will not be voted with respect to those nominees indicated. Therefore, "withhold" votes will not affect the outcome of the election of directors. Broker non-votes, if any, and abstentions will not be treated as votes cast for the election of a director and will have no effect on the results of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

              Ratification of the Appointment of Accounting Firm — According to the Company's proxy statement, assuming that a quorum is present, the affirmative vote of a majority of all the votes cast at the Annual Meeting is required to ratify the appointment of its independent registered accounting firm. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the results of the vote, although they will be considered present for the purpose of determining the presence of quorum.

              Under applicable Maryland law, none of the holders of Common Stock are entitled to appraisal rights in connection with any matter to be acted on at the Annual Meeting. If you sign and submit your GOLD proxy card without specifying how you would like your shares voted, your shares will be voted in accordance with the Shareholder Group's recommendations specified herein and in accordance with the discretion of the persons named on the GOLD proxy card with respect to any other matters that may be voted upon at the Annual Meeting.

 REVOCATION OF PROXIES

              Stockholders of the Company may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to the Shareholder Group in care of InvestorCom at the address set forth on the back cover of this Proxy Statement or to the Company at 2221 Olympic Boulevard, Walnut Creek, California 94595 or any other address provided by the Company. Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to the Shareholder Group in care of InvestorCom at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding shares of Common Stock. Additionally, InvestorCom may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED GOLD PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

SOLICITATION OF PROXIES

              The solicitation of proxies pursuant to this Proxy Statement is being made by the Shareholder Group. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

              The Shareholder Group has entered into an agreement with InvestorCom for solicitation and advisory services in connection with this solicitation, for which InvestorCom will receive a fee not to exceed $20,000, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. InvestorCom will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. The Shareholder Group has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. The Shareholder Group will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that InvestorCom will employ approximately 5 persons to solicit stockholders for the Annual Meeting.

              The entire expense of soliciting proxies is being borne by the Shareholder Group. Costs of this solicitation of proxies are currently estimated to be approximately $150,000 (including, but not limited to, fees for attorneys, solicitors and other advisors, and other costs incidental to the solicitation). The Shareholder Group estimates that through the date hereof its expenses in connection with this solicitation are approximately $20,000. The Shareholder Group intends to seek reimbursement from the Company of all expenses it incurs in connection with this solicitation. The Shareholder Group does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

 ADDITIONAL PARTICIPANT INFORMATION

              The Nominees and the members of the Shareholder Group are participants in this solicitation. The principal business of Financial Institutions Partners III LP, a Delaware limited partnership, is serving as a private investment fund. Hovde Capital Advisors has been formed for the purpose of making equity investments. Each of Hovde Capital Ltd., a Delaware limited liability company, Hovde Capital Advisors LLC, a Delaware limited liability company, Opal Capital Partners LP, a Delaware limited partnership, and Opal Advisors LLC, a Delaware limited liability company has been formed for the purpose of investing in securities and engaging in all related activities and transactions. Hovde Capital Advisors LLC, a Delaware limited liability company, provides investment advisory and management services and acts as the investment manager of Financial Institutions Partners III LP. Opal Advisors LLC, a Delaware limited liability company, provides investment advisory and management services and acts as the investment manager of Opal Capital Partners LP.

              The address of the principal office of each of Hovde Capital Advisors LLC, Financial Institutions Partners III LP, Hovde Capital Ltd and Messrs. Steven D. Hovde and Eric D. Hovde is 122 West Washington Avenue, Suite 350, Madison, WI 53703. The address of the principal office of each of Opal Advisors LLC and Opal Capital Partners LP and Mr. James P. Hua is 40 Lake Bellevue Drive, Suite 245 Bellevue, WA 98005.

              Each participant in this solicitation is a member of a "group" with the other participants for the purposes of Section 13(d)(3) of the Exchange Act. The Shareholder Group may be deemed to beneficially own the 434,172 shares of Common Stock beneficially owned in the aggregate by all of the participants in this solicitation. Each participant in this solicitation disclaims beneficial ownership of the shares of Common Stock that he, she or it does not directly own. For information regarding purchases and sales of securities of the Company during the past two (2) years by the participants in this solicitation, see Schedule I.

              The shares of Common Stock purchased by each of Financial Institutions Partners III LP and Opal Capital Partners LP were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business). The shares of Common Stock purchased by each of Steven D. Hovde, Eric D. Hovde and the Steven D. Hovde Trusts were purchased with personal funds (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business).

              Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no participant in this solicitation or any of his, her or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company's last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his, her or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Annual Meeting.

              There are no material proceedings to which any participant in this solicitation or any of his, her or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the Nominees, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years.

OTHER MATTERS AND ADDITIONAL INFORMATION

              The Shareholder Group is unaware of any other matters to be considered at the Annual Meeting. However, should other matters, which the Shareholder Group is not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed GOLD proxy card will vote on such matters in their discretion.

STOCKHOLDER PROPOSALS

              Proposals of stockholders intended to be presented at the 2019 annual meeting of stockholders (the "2019 Annual Meeting") must, in order to be included in the Company's proxy statement and the form of proxy for the 2019 Annual Meeting, be received by the Company's Secretary by February 8, 2019.

              Under the Company's organizational documents, any stockholder intending to present any proposal (other than a proposal made by, or at the direction of, the Board) at the 2019 Annual Meeting, must give written notice of that proposal to the Company's Secretary. To be presented at the 2019 Annual Meeting, such a proposal must be received by the Company by February 8, 2019, but in no event earlier than January 9, 2019.

              The information set forth above regarding the procedures for submitting stockholder proposals for consideration at the 2019 Annual Meeting is based on information contained in the Company's proxy statement and organizational documents. The incorporation of this information in this proxy statement should not be construed as an admission by the Shareholder Group that such procedures are legal, valid or binding.

 INCORPORATION BY REFERENCE

              WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURES REQUIRED BY APPLICABLE LAW THAT ARE EXPECTED TO BE INCLUDED IN THE COMPANY'S PROXY STATEMENT RELATING TO THE ANNUAL MEETING. THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY'S DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION, SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE OF THE COMPANY'S DIRECTORS, RELATED PARTY TRANSACTIONS AND GENERAL INFORMATION CONCERNING THE COMPANY'S ADMINISTRATION AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

              The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

Hovde Capital Advisors LLC and Opal Advisors LLC
June 25, 2018

 SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE COMPANY BY THE PARTICIPANTS DURING THE PAST
TWO YEARS

Nature of the Transaction	Securities Acquired/(Disposed)	Transaction Date

Financial Institutions Partners III LP

5/31/2018	(10,000)	$17.02

5/8/2018	5,000	$15.93

5/7/2018	5,000	$15.90

3/13/2018	201	$14.15

3/9/2018	3,407	$14.07

3/8/2018	5,000	$14.10

3/7/2018	370	$14.15

3/6/2018	5,000	$14.12

3/2/2018	4,329	$14.08

3/1/2018	4,073	$14.13

2/28/2018	1,900	$14.14

2/27/2018	2,130	$14.15

2/23/2018	3,000	$14.10

2/22/2018	1,704	$14.15

2/21/2018	1,770	$14.13

2/20/2018	3,464	$14.14

2/15/2018	400	$14.15

2/14/2018	5,000	$14.11

2/13/2018	449	$14.05

2/12/2018	5,000	$14.01

2/9/2018	7,307	$14.04

2/8/2018	3,570	$14.05

2/7/2018	5,000	$13.96

Steven D. Hovde

5/14/2018	3,908	$15.69

5/11/2018	1,607	$15.73

Opal Capital Partners LP

2/14/2018	(817)	$14.11

2/14/2018	(85)	$14.06

2/14/2018	(1,000)	$14.07

2/14/2018	(1,000)	$14.07

2/14/2018	(1,000)	$14.06

1/17/2018*	950	$14.16

9/27/2016	100	$15.64

9/27/2016	100	$15.63

9/27/2016	2	$16.12

9/27/2016	100	$15.63

9/27/2016	400	$15.63

9/27/2016	600	$15.63

*Denotes shares purchased by Opal Advisors on behalf of client accounts

Carlin C. Tucker Trust

4/9/2018	1,000	$14.74

11/13/2017	80	$16.88

11/13/2017	406	$16.88

11/13/2017	100	$16.88

11/13/2017	414	$16.96

11/10/2017	26	$17.28

11/10/2017	900	$17.14

11/10/2017	74	$17.14

11/10/2017	652	$17.13

11/9/2017	1,500	$17.15

11/9/2017	200	$17.10

8/9/2017	1,500	$17.13

8/4/2017	1,500	$17.13

Brita A. Hovde Trust

5/4/2018	384	$15.85

5/4/2018	616	$15.84

5/1/2018	1,000	$15.50

4/30/2018	100	$15.37

4/30/2018	900	$15.37

4/9/2018	5	$15.49

4/9/2018	995	$14.74

11/13/2017	300	$16.88

11/13/2017	200	$16.88

11/13/2017	500	$16.88

11/10/2017	1,000	$17.14

11/10/2017	675	$17.13

11/9/2017	1,500	$17.15

8/9/2017	1,500	$17.13

8/7/2017	177	$17.15

8/4/2017	1,500	$17.15

Eric D. Hovde (IRA)

5/7/2018	2,000	$15.85

5/4/2018	1,700	$15.86

5/4/2018	300	$15.86

5/1/2018	7	$16.06

5/1/2018	1,993	$15.50

4/30/2018	293	$15.39

4/30/2018	100	$15.45

4/30/2018	611	$15.41

4/30/2018	400	$15.42

4/30/2018	8	$15.44

4/30/2018	107	$15.48

4/30/2018	481	$15.44

4/11/2018	1,500	$14.87

4/10/2018	392	$14.81

4/9/2018	500	$14.74

4/9/2018	592	$14.75

4/9/2018	100	$14.74

4/9/2018	100	$14.74

4/9/2018	152	$14.83

4/9/2018	56	$14.80

11/10/2017	200	$17.02

11/10/2017	1,305	$17.01

11/9/2017	1,800	$16.99

11/9/2017	200	$16.97

11/9/2017	20	$16.99

11/9/2017	980	$17.00

11/9/2017	1,200	$17.00

8/9/2017	3,000	$17.00

8/7/2017	100	$17.07

8/7/2017	330	$16.98

8/7/2017	39	$17.04

8/7/2017	2,531	$17.04

8/4/2017	3,000	$17.00

 SCHEDULE II

              The following table is reprinted from the definitive proxy statement filed by Owens Realty Mortgage Inc. with the Securities and Exchange Commission on June 8, 2018.

 CERTAIN BENEFICIAL OWNERS

              As of June 8, 2018 (unless otherwise indicated), of each current director and director nominee, each of the Company's executive officers, the Company's executive officers and directors as a group and each stockholder known to the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock. Unless otherwise indicated, we believe that the beneficial owner set forth in the table has sole voting and investment power.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned(2)
Beneficial owners of more than 5%:
Nantahala Capital Management, LLC(3)
19 Old Kings Highway South, Suite
200 Darien, CT 06820	628,697	7.07%
BlackRock, Inc.(4)
55 East 52nd Street
New York, NY 10055	497,967	5.60%
Executive officers and directors:
William C. Owens(5)(6)	199,542	2.24%
Bryan H. Draper(7)	112,717	1.27%
James M. Kessler(8)	29,074	*
Dennis G. Schmal	3,000	*
Gary C. Wallace	2,000	*
Daniel J. Worley(9)	4,125	*
William E. Dutra(10)	30,589	*
Melina A. Platt	3,910	*
Brian M. Haines(11)	8,503	*

All executive officers and directors as a group (9 persons)	393,460	4.43%

  *Less than one percent.

(1)
The address of each of the executive officers and directors listed above is c/o Owens Realty Mortgage, Inc., 2221 Olympic Boulevard, Walnut Creek, California 94595.

(2)
The percentage reported in this column has been calculated based upon 8,888,620 shares of Common Stock outstanding on May 31, 2018.

(3)
This information, other than the percentage ownership calculation which was calculated based upon 8,888,620 shares of Common Stock outstanding on May 31, 2018, is based on a Schedule 13G/A filed with the SEC on February 14, 2018, by Nantahala Capital Management, LLC, a Massachusetts limited liability company ("Nantahala"), Wilmot Harkey and Daniel Mack (collectively the "Reporting Persons"). The Reporting Persons report that Nantahala may be deemed to be beneficial owner of

  628,697 shares of Common Stock held by funds and separately managed accounts under its control that, each of Messrs. Harkey and Mack may also be deemed the beneficial owner of those shares and that each of the Reporting Persons has shared voting and dispositive power over all 628,697 shares.

(4)
This information, other than the percentage ownership calculation which was calculated based upon 8,888,620 shares of Common Stock outstanding on May 31, 2018, is based on a Schedule 13G/A filed with the SEC on February 9, 2018, by BlackRock, Inc., a Delaware corporation ("BlackRock"). BlackRock discloses that it may be deemed to be beneficial owner of 497,967 shares of Common Stock held by certain of its subsidiaries and affiliates that constitute a group, that it has sole voting power over 492,095 of the shares and sole dispositive power over all 497,967 shares.

(5)
Mr. Owens owns 62.5% of Owens Financial Group, Inc., our Manager and shares voting power at the Manager with Mr. Draper, Mr. Dutra and Mr. Haines, each of whom owns the following percentage of the Manager: Draper – 16.305%; Dutra – 16.305%; and Haines – 4.89%. Mr. Owens' is reporting beneficial ownership of 83,049 shares of Common Stock held by the Manager directly and 13,736 shares of Common Stock held by Investors Yield. Inc. (a wholly-owned subsidiary of the Manager), with respect to which he has shared voting and investment power. Mr. Owens disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(6)
Includes 360 shares of Common Stock held by Owens Trust dated February 24, 1998, the trustee of which is Mr. Owens. Also includes 4,637 shares of Common Stock held by Belmar, a California limited partnership of which Mr. Owens owns 49.22%. Mr. Owens disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. Also includes: (i) 6,361 shares of Common Stock held indirectly by Mr. Owens spouse; (ii) 11,572 shares of Common Stock held in an Individual Retirement Account of which Mr. Owens is sole beneficiary; and (iii) 66,460 shares of Common Stock owned indirectly through the Owens Financial Group 401(k) Plan.

(7)
Includes 4,543 shares of Common Stock held by Draper Family Partnership of which Mr. Draper is a 50% owner. Mr. Draper disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. Also includes: (i) 49,213 shares of Common Stock held by Draper Family Trust dated May 16, 2000 of which Mr. Draper is co-trustee; (ii) 3,275 shares of Common Stock indirectly by Mr. Draper's spouse; (iii) 55,686 shares of Common Stock held in Individual Retirement Accounts of which Mr. Draper is sole beneficiary. Does not include 83,049 shares of Common Stock held by the Manager directly and 13,736 shares of Common Stock held by Investors Yield, Inc.

(8)
Mr. Kessler owns 29,074 shares of Common Stock through two trusts. Mr. Kessler has sole voting and investment power over 17,836 shares of Common Stock held in one of those trusts and shared voting and investment power over shares of Common Stock held in the other trust.

(9)
Includes 1,325 shares of Common Stock owned indirectly through the Owens Financial Group 401(k) Plan and 800 shares of Common Stock owned indirectly through Mr. Worley's children.

(10)
Includes 2,689 shares of Common Stock held by The Dutra Trust of which Mr. Dutra is a co-trustee and 27,900 shares of Common Stock owned indirectly through the Owens Financial Group 401(k) Plan. Does not include 83,049 shares of Common Stock held by the Manager directly and 13,736 shares of Common Stock held by Investors Yield, Inc.

(11)
Includes 1,248 shares of Common Stock held in an Individual Retirement Account and 3,973 shares of Common Stock owned indirectly through the Owens Financial Group 401(k) Plan. Does not include 83,049 shares of Common Stock held by the Manager directly and 13,736 shares of Common Stock held by Investors Yield, Inc.

 IMPORTANT

              Tell the Board it is time for stockholders to be heard and fairly represented! Your vote is important. No matter how many shares of Common Stock you own, please give the Shareholder Group your proxy FOR the election of the Nominees and in accordance with the Shareholder Group's recommendations on the other proposals on the agenda for the Annual Meeting by taking three steps:

  •
  SIGNING the enclosed GOLD proxy card,

  •
  DATING the enclosed GOLD proxy card, and

  •
  MAILING the enclosed GOLD proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

              If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed GOLD voting form.

              If you have any questions or require any additional information concerning this Proxy Statement, please contact InvestorCom at the address set forth below.

If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of the Shareholder Group's proxy materials, please contact InvestorCom at the phone numbers or email address listed below.

InvestorCom Shareholder Intelligence
65 Locust Avenue,
New Canaan, CT 06840

+ 1 (203) 972-9300 (Main)
+ 1 (877) 972-0090 (Toll-Free)

Email: info@investor-com.com
www.FixORM.com

OWENS REALTY MORTGAGE, INC. 2018 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF HOVDE CAPITAL ADVISORS LLC AND THE OTHER PARTICPANTS IN ITS PROXY SOLICITATION THE BOARD OF DIRECTORS OF OWENS REALTY MORTGAGE, INC. IS NOT SOLICITING THIS PROXY P R O X Y The undersigned appoints Steven D. Hovde and James P. Hua, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of Owens Realty Mortgage, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2018 Annual Meeting of Stockholders of the Company scheduled to be held on Monday, July 16, 2018, at 10:00 a.m. local time at the Walnut Creek Marriott, 2355 N. Main Street, Walnut Creek, California 94596 (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”). The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to the Shareholder Group a reasonable time before this solicitation. IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2. This Proxy will be valid until the completion of the Annual Meeting. This Proxy will only be valid in connection with the Shareholder Group’s solicitation of proxies for the Annual Meeting. IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY! CONTINUED AND TO BE SIGNED ON REVERSE SIDE GOLD PROXY CARD

[X] Please mark vote as in this example THE SHAREHOLDER GROUP STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE NOMINEES LISTED BELOW IN PROPOSAL 1 AND THE SHAREHOLDER GROUP MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSAL 2. 1. Company. The Shareholder Group’s proposal to elect Steven D. Hovde and James P. Hua as directors of the FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES FOR ALL NOMINEES Nominees: Steven D. Hovde James P. Hua The Shareholder Group does not expect that any of the Nominees will be unable to stand for election, but, in the event any nominee is unable to serve or for good cause will not serve, the shares of common stock represented by this proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Company’s organizational documents and applicable law. In addition, the Shareholder Group has reserved the right to nominate substitute person(s) if the Company makes or announces any changes to its organizational documents or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any nominee, to the extent this is not prohibited under the Company’s organizational documents and applicable law. In any such case, shares of common stock represented by this proxy card will be voted for such substitute nominee(s). The Shareholder Group intends to use this proxy to vote “FOR” Steven D. Hovde and James P. Hua. The names, backgrounds and qualifications of the candidates who have been nominated by the Company, and other information about them, can be found in the Company’s proxy statement. Note: If you do not wish for your shares of common stock to be voted “FOR” a particular nominee, mark the “FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW” box and write the name(s) of the nominee(s) you do not support on the line below. Your shares of common stock will be voted for the remaining nominee(s). GOLD PROXY CARD

2. The Company’s proposal to ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018. FOR AGAINST ABSTAIN 3. To transact such other business as may properly come before the Annual Meeting or at any postponement or adjournment thereof. DATED: (Signature) (Signature, if held jointly) (Title) WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OFFICER OF AN ENTITY OR IN ANOTHER REPRESENTATIVE CAPACITY, PLEASE GIVE THE FULL TITLE UNDER THE SIGNATURE. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY. GOLD PROXY CARD

QuickLinks

2018 ANNUAL MEETING OF STOCKHOLDERS OF OWENS REALTY MORTGAGE, INC. PROXY STATEMENT OF HOVDE CAPITAL ADVISORS LLC AND FINANCIAL INSTITUTIONS PARTNERS III LP PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY
WHO ARE WE AND WHY ARE WE PURSUING DIRECTOR NOMINATIONS
COMPANY STOCK PERFORMANCE FOR CORRESPONDING FISCAL YEAR (2017)
WHAT WE HOPE TO ACHIEVE WITH BOARD SEATS
WHY YOUR SUPPORT BENEFITS ALL STOCKHOLDERS
BRYAN DRAPER SHOULD NOT BE REELECTED TO THE BOARD
JAMES KESSLER SHOULD NOT BE REELECTED TO THE BOARD
WHY THE EXISTING INDEPENDENT DIRECTORS HAVE FAILED YOU
IMPORTANT
WE BELIEVE THERE IS VALUE TO BE UNLOCKED
PROPOSAL NO. 1 ELECTION OF DIRECTORS
THE NOMINEES
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
WE MAKE NO RECOMMENDATION WITH RESPECT TO THIS PROPOSAL AND INTEND TO VOTE OUR SHARES "FOR" THIS PROPOSAL. VOTING AND PROXY PROCEDURES
QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING
VOTES REQUIRED FOR APPROVAL
REVOCATION OF PROXIES
SOLICITATION OF PROXIES
ADDITIONAL PARTICIPANT INFORMATION
OTHER MATTERS AND ADDITIONAL INFORMATION
STOCKHOLDER PROPOSALS
INCORPORATION BY REFERENCE
SCHEDULE I TRANSACTIONS IN SECURITIES OF THE COMPANY BY THE PARTICIPANTS DURING THE PAST TWO YEARS
SCHEDULE II
CERTAIN BENEFICIAL OWNERS
IMPORTANT